Exhibit 10.25

Amendment to Employment Agreement

This Amendment to the Employment Agreement (this “Amendment”) is entered into as of this 21 day of July 2015, by and between Joshua Hexter, an individual residing at Jerusalem, Israel (the “Executive”), and ORAMED Ltd., a company incorporated under the laws of the State of Israel, with an address at Hi-Tech Park 2/4 Givat Ram, Jerusalem, Israel 91390 (the “Company”).

WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of April 15, 2013 (the “Original Agreement”); and

WHEREAS, Company and the Executive desire to amend some of terms and conditions of the Original Agreement.

NOW, THEREFORE, the Company and the Executive agree as follows:

1.            In Section 2.1(a) - Salary of the Original Agreement the following paragraph is hereby added:

As of July 1st, 2015, the Executive shall be entitled to a gross monthly salary of NIS 40,810 (the “Salary”).

2.            Except for the changes and/or additions stated herein, all the other terms of the Original Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Amendment and the provisions of the Original Agreement, the provisions of this Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Employment Agreement shall be deemed to be the Employment Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of July 21st, 2015.

Oramed Ltd.

/s/ Nadav Kidron
Nadav Kidron, CEO

/s/ Joshua Hexter
Joshua Hexter